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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Advanced Enterprise Solutions Stock Option Program, of our report dated February 28, 2001, with respect to the consolidated financial statements of MSC.Software Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Los Angeles, California
August 28, 2001

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Exhibit 23.1
Consent of Ernst & Young LLP, Independent Auditors